EXHIBIT 1

TRANSACTIONS DURING THE PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the sale of shares on the Nasdaq National Market System. The prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price	Shares
9/27/20101	Sale	$5.6548	4000
9/28/20102	Sale	5.6021	5180
9/29/20103	Sale	5.6303	26150
9/30/20104	Sale	5.6347	6400
10/01/20105	Sale	5.8869	8750
10/04/20106	Sale	5.8173	6100
10/05/20107	Sale	5.8759	24648
10/06/20108	Sale	5.7932	4300
10/07/20109	Sale	5.9953	104850
10/08/201010	Sale	6.0303	2900
10/11/201011	Sale	6.0875	5870
10/12/201012	Sale	6.0494	6401
10/13/201013	Sale	6.1576	19617
10/14/201014	Sale	6.163	14069

1 This transaction was executed in multiple trades at prices ranging from $5.61 - 5.70.
2 This transaction was executed in multiple trades at prices ranging from $5.60 - 5.62.
3 This transaction was executed in multiple trades at prices ranging from $5.55 - 5.73.
4 This transaction was executed in multiple trades at prices ranging from $5.60 - 5.66.
5 This transaction was executed in multiple trades at prices ranging from $5.86 - 5.91.
6 This transaction was executed in multiple trades at prices ranging from $5.80 - 5.84.
7 This transaction was executed in multiple trades at prices ranging from $5.84 - 5.90.
8 This transaction was executed in multiple trades at prices ranging from $5.77 - 5.84
9 This transaction was executed in multiple trades at prices ranging from $5.83 - 6.11.
10 This transaction was executed in multiple trades at prices ranging from $6.01 - 6.06.
11 This transaction was executed in multiple trades at prices ranging from $6.02 - 6.14.
12 This transaction was executed in multiple trades at prices ranging from $6.04 - 6.08.
13 This transaction was executed in multiple trades at prices ranging from $6.08 - 6.20.
14 This transaction was executed in multiple trades at prices ranging from $6.13 - 6.18.

Date	Type	Price	Shares
10/15/201015	Sale	$6.0787	11856
10/18/201016	Sale	6.0505	1783
10/19/201017	Sale	5.9861	1800
10/20/201018	Sale	6.0013	14200
10/21/201019	Sale	6.0506	20000
10/22/201020	Sale	6.17	56467

15 This transaction was executed in multiple trades at prices ranging from $ 6.05 - 6.09.
16 This transaction was executed in multiple trades at prices ranging from $6.05 - 6.06.
17 This transaction was executed in multiple trades at prices ranging from $5.95 - 6.00.
18 This transaction was executed in multiple trades at prices ranging from $5.94 - 6.03.
19 This transaction was executed in multiple trades at prices ranging from $6.05 - 6.06.
20 This transaction was executed in multiple trades at prices ranging from $6.06 - 6.28.